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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our reports dated May 5, 1997, accompanying the consolidated financial statements and schedule included in the Annual Report of Kent Electronics Corporation and Subsidiaries on Form 10-K for the year ended March 29, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Kent Electronics Corporation on Form S-3, File Nos. 33-59108, 333-20265 and 33-48434, and Form S-8, File Nos. 33-
12028, 33-17821, 33-18527, 33-66030, and 333-20367.



GRANT THORNTON LLP


Houston, Texas
June 26, 1997